Exhibit 23.1   Consent of Counsel (contained in Exhibit 5.1).


REGISTERED WITH THE PUBLIC COMPANY
   ACCOUNTING OVERSIGHT BOARD

     [Logo  of  Baker  Tilly  International]
An independent member of Baker Tilly International


 HANSEN, BARNETT & MAXWELL
A Professional Corporation
CERTIFIED PUBLIC ACCOUNTANTS                  REGISTERED WITH THE PUBLIC COMPANY
                                                 ACCOUNTING OVERSIGHT BOARD

  5 Triad Center, Suite 750
Salt Lake City, UT 84180-1128                       [GRAPHIC  OMITED]
    Phone: (801) 532-2200
     Fax: (801) 532-7944
       www.hbmcpas.com


         CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors and the Stockholders
Proton Laboratories, Inc. and subsidiaries

We consent to the incorporation by reference in the Registration Statement on Form S-8, pertaining to 945,000 shares of common stock under the Company's 2004 Marketing Consultants Stock Plan, of our report dated March 12, 2004, relating to the consolidated financial statements of Proton Laboratories, Inc. (the "Company"), which appear in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003, filed with the Securities and Exchange Commission.


HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
November 18, 2004


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